EXHIBIT 99.1

Item 8.   Financial Statements and Supplementary Data

                Crescendo Pharmaceuticals Corporation
                    (a development stage company)

                       Statement of Operations
              (in thousands, except per share amounts)

                                                Periods from inception
                                  Years ended      (June 26, 1997) to
                                  December 31,         December 31,
                                  1999     1998       1997      1999
_________________________________________________________________________
Revenues:
  Net interest and
    investment income         $  7,439 $ 13,912    $  4,083  $ 25,434
   Royalty revenue
    from ALZA Corporation
    (a related party)            2,385        -           -     2,385
                               _______ ________    ________  ________
     Total revenues              9,824   13,912       4,083    27,819

Expenses:
  Research and development
   performed under contract
    with ALZA Corporation
  (a related party)             97,692  105,966      32,279   235,937

  General and administrative     1,579    1,316         245     3,140
                              ________ ________    ________  ________
     Total expenses             99,271  107,282      32,524   239,077
                              ________ ________    ________  ________
Loss before taxes             (89,447)  (93,370)    (28,441) (211,258)

Income taxes                   (1,004)    2,425           -     1,421
                              ________  ________   ________   ________
Net loss                     $(88,443) $(95,795)   $(28,441) $(212,679)
=========================================================================
Net loss per common share

  Basic and Diluted          $(17.89)  $(19.29)    $(11.33)  $(47.62)
=========================================================================

See accompanying notes.


                Crescendo Pharmaceuticals Corporation
                    (a development stage company)

                            Balance Sheet

                                             December 31,
(in thousands, except per share amounts)
                                       1999                 1998
____________________________________________________________________
ASSETS
Current assets:
  Cash and cash equivalents       $  54,682         $  54,326
  Short-term investments              6,989            57,410
  Interest receivable                   321             1,861
  Taxes receivable                    3,502                 -
  Accounts receivable
   (from ALZA Corporation
     a related party)                   707                 -
  Other current assets                  120               627
____________________________________________________________________

     Total current assets            66,321           114,224

Employee loan                           300               300
Long-term investments                31,448            79,387
____________________________________________________________________

     Total assets                 $  98,069         $ 193,911
====================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Payable to ALZA Corporation
  (a related party)               $  12,120         $  17,596
  Accrued liabilities                    97                77
____________________________________________________________________
     Total current liabilities       12,217            17,673

Stockholders' equity:
  Class A Common Stock,
   $0.01 par value, 6,000
   shares authorized; 4,909
   and 4,965 shares issued
   and outstanding at
   December 31, 1999 and 1998,
   respectively                          49                50
  Class B Common Stock,
   $1.00 par value, 1 shares
   authorized, issued and
   outstanding                            1                 1
  Additional paid-in capital        298,951           299,949
  Accumulated other comprehensive
   income (loss)                       (470)              474
  Deficit accumulated during
   development stage               (212,679)         (124,236)
____________________________________________________________________

     Total stockholders' equity      85,852           176,238
____________________________________________________________________

     Total liabilities and
       stockholders' equity       $  98,069         $ 193,911
====================================================================
See accompanying notes.


                         Crescendo Pharmaceuticals Corporation
                               (development stage company)
                           Statement of Stockholders' Equity
           (in thousands, except number of shares and per share amounts)

                                                              DEFICIT
                                                ACCUMULATED   ACCUMULATED
                   CLASS A  CLASS B  ADDITIONAL OTHER         DURING      TOTAL
                   COMMON   COMMON   PAID-IN   COMPREHENSIVE DEVELOPMENT STOCK-
                    STOCK    STOCK   CAPITAL   INCOME(LOSS)  STAGE      HOLDERS'
                                                                          EQUITY

Issuance of 4,965,470
Shares of Class A
Common Stock
for approximately $60.42
per share for cash to
ALZA in September
1997              $ 50     $ -      $299,949   $   -       $       -   $299,999

Issuance of
Common Stock for
$10 per share for cash
to ALZA and its
subsequent conversion
in September 1997 into
1,000 shares of Class B
Common Stock        -       1             -         -               -         1

Comprehensive loss:
  Net loss          -       -             -         -         (28,441)  (28,441)
  Net change in
   unrealized loss on
   available-for-sale
   securities       -       -             -       (80)              -       (80)

 Total comprehensive
   loss             -       -           -         -              -      (28,521)
Balance,
December 31,
 1997              50       1       299,949       (80)        (28,441)   271,479

Comprehensive loss:
  Net loss         -       -             -         -         (95,795)   (95,795)
  Net change in
   unrealized gain on
   available-for-sale
   securities      -       -             -       554               -        554

  Total comprehensive
    loss                                                                (95,241)
            ____________________________________________________________________

Balance,
December 31,
 1998              50        1       299,949       474       (124,236)   176,238

Repurchase of Class
A Common Stock     (1)       -          (998)        -               -     (999)

Comprehensive loss:
  Net loss          -        -             -         -        (88,443)  (88,443)
  Net change in
   unrealized loss on
   available-for-sale
   securities       -        -             -      (944)             -      (944)

  Total comprehensive
    loss                                                               (89,387)
                    ___________________________________________________________
Balance,
December 31,
 1999           $  49      $ 1      $298,951    $ (470)     $(212,679)   $85,852
                ================================================================

See accompanying notes.



                  Crescendo Pharmaceuticals Corporation
                    (a development stage company)
                       Statement of Cash Flows
         Increases (Decreases) in Cash and Cash Equivalents
                           (in thousands)

                                                      Periods from inception
                                           Years ended       (June 26, 1997) to
                                             December 31,          December 31,
                                            1999      1998        1997      1999
________________________________________________________________________________
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss                             $ (88,443)  $(95,795)  $(28,441) $(212,679)

  Non-cash adjustments to reconcile
     net loss to net cash used in
     operating activities:
 (Increase) decrease in assets:
  Interest receivable                    1,540      (894)       (967)      (321)
  Taxes receivable                      (3,502)        -           -     (3,502)
  Accounts receivable from
   ALZA Corporation                       (707)        -           -       (707)
  Other current assets                     507      (517)       (110)      (120)
 Increase (decrease) in liabilities:
  Payable to ALZA Corporation           (5,476)    2,528      15,068     12,120
  Accrued liabilities                       20        37          40         97
_______________________________________________________________________________
 Total adjustments                      (7,618)    1,154      14,031      7,567
________________________________________________________________________________
  Net cash used in
   operating activities                (96,061)  (94,641)    (14,410)  (205,112)
______________________________________________________________________________
CASH FLOWS FROM INVESTING ACTIVITIES

  Purchases of available-for-sale
     securities                        (12,042) (111,299)   (105,319)  (228,660)
  Maturities of available-for-
    sale securities                       5,000         -           -      5,000
  Sales of available-for sale
     securities                         104,458    80,295           -    184,753
  Employee loan, long-term                   -         -        (300)      (300)
________________________________________________________________________________
  Net cash provided by (used in)
     investing activities               97,416   (31,004)    (105,619)  (39,207)
________________________________________________________________________________
CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of common stock to
   ALZA Corporation                          -         -      300,000   300,000
  Repurchase of common stock              (999)        -            -      (999)
________________________________________________________________________________
  Net cash (used in) provided by
   financing activities                    (999)        -      300,000   299,001
________________________________________________________________________________
Net increase (decrease) in cash
  and cash equivalents                      356  (125,645)     179,971    54,682
________________________________________________________________________________
Cash and cash equivalents
  at beginning of period                 54,326   179,971            -         -
________________________________________________________________________________
Cash and cash equivalents
  at end of period                    $  54,682  $ 54,326    $ 179,971  $ 54,682
================================================================================
See accompanying notes.


Crescendo Pharmaceuticals Corporation
(a development stage company)

Notes to Financial Statements

Note 1. Basis of Presentation and Significant Accounting Policies

   Crescendo was incorporated in Delaware on June 26, 1997 and commenced operations on September 30, 1997. Crescendo was formed for the purpose of selecting and developing human pharmaceutical products and commercializing such products, most likely through licensing to ALZA. Since its formation, Crescendo's principal activity has been conducting product development under its agreements with ALZA. In accordance with generally accepted accounting principles, Crescendo is considered a development stage company.

    Crescendo incurred research and development expenses of approximately $97.7 million during 1999, $106.0 million during 1998, and $32.3 million for the period from inception (June 26, 1997) through December 31, 1997. Research and development expenses have totaled approximately $235.9 million for the period from inception (June 26, 1997) to December 31, 1999. Based on Crescendo's current rate of expenditures on Crescendo Products, it is expected that funds for product development will be exhausted during the second half of 2000 and product development by Crescendo will cease. When Available Funds are exhausted, ALZA's purchase option with respect to all of Crescendo's Class A Common Stock and option to license Crescendo Products on a product-by-product basis will be triggered, as described more fully in Note 4 below. The Board of Directors of Crescendo has initiated activities to establish a contingency plan for the continued operations of Crescendo in the event that ALZA chooses not to exercise the purchase option, and has the right, under its agreements with ALZA, to take necessary steps to cease development funding and maintain a cash reserve of up to $2 million to ensure Crescendo's ability to meet its operating cash needs through at least December 31, 2000.

Accounting for Revenues and Expenses

   At December 31, 1999, Crescendo's revenue consisted of interest and investment income and royalty revenue. Since the first quarter of 1999, Crescendo has accrued royalty revenue based on the net sales in the United States of one Crescendo Product licensed by ALZA. Royalties are recognized in the period in which earned(the period in which product sales are made by third parties from whom Crescendo receives, directly or indirectly, product royalties), based on information reported to Crescendo by ALZA.

   Crescendo has incurred and expects to incur most of its expenses under its agreements with ALZA. Development Costs paid to ALZA under a Development Agreement and amounts paid to ALZA under a Services Agreement are recorded as research and development expenses and general and administrative expenses, respectively, and are recognized on an accrual basis as incurred. These expenses are recorded in the period in which services have been provided by ALZA to Crescendo or in which expenses have been incurred by ALZA on behalf of Crescendo. The Technology Fee paid to ALZA under a Technology License Agreement is recorded monthly, as incurred, as research and development expense. See Note 4 for a description of the agreements between Crescendo and ALZA.



Investment Risk

    Crescendo invests excess cash in money market and fixed income securities of banks and companies with strong credit ratings, from a variety of industries, and in U.S. government obligations. These securities typically bear minimal risk and Crescendo has not experienced any losses on its investments due to institutional failure or bankruptcy. Crescendo's investment policy is designed to limit exposure with any one institution.

Use of Estimates

    The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash, Cash Equivalents and Short-term Investments

     Cash and cash equivalents include cash balances and investments with maturities of three months or less at the time of purchase. Short-term investments include commercial paper and other highly liquid investments with maturities less than one year. Cash, cash equivalents and short-term investments are stated at their fair value.

Segment Information

     Effective January 1, 1998, Crescendo adopted Statement of Financial Accounting Standard No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"). Crescendo has organized its business in one operating segment, since Crescendo's only business is to engage in pharmaceutical product development and related activities under its agreements with ALZA. At December 31, 1999, all of Crescendo's revenue was derived from its investments in the United States and from product payments on net sales in the United States.

Recent Accounting Pronouncements

     In June 1998, the Financial Accounting Standards Board ("FASB") issued the Statement of Financial Accounting Standard No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities". This statement establishes accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments embedded in other contracts, be recorded in the balance sheet as either an asset or liability measured at its fair value. The statement also requires that changes in the derivative's fair value be recognized in earnings unless specific hedge accounting criteria are met. In June 1999, the FASB issued Statement of Financial Accounting Standard No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of SFAS 133". As a result, Crescendo is required to adopt SFAS 133 in its fiscal year 2001. Crescendo believes the adoption of SFAS 133 will not have a material effect on its financial statements.

Note 2. Investments

     Crescendo has classified its entire investment portfolio, including cash and cash equivalents of approximately $54.7 million and $54.3 million at December 31, 1999 and 1998, respectively, as available-for-sale. Investments in the available-for-sale category are carried at fair market value with unrealized gains and losses recorded as a separate component of stockholders' equity. The cost of securities when sold is based upon specific identification. Realized gains for the years ended December 31, 1999 and 1998 were approximately $25,000 and $0.2 million, respectively. For the period from inception (June 26, 1997) through December 31, 1997, realized gains were not material.

     The following is a summary of Crescendo's investment portfolio (in thousands):

December 31, 1999               Available-for-Sale Securities
____________________________________________________________________
                                                       Estimated
                   Amortized   Unrealized  Unrealized    Fair
                      Cost       Gains       Losses     Value
____________________________________________________________________
U.S. Treasury
 securities and
 obligations of
 U.S. government
 agencies          $ 10,387     $     -     $ (89)      $ 10,298

Collateralized
 mortgage
 obligations and
 asset backed
 securities          18,270           -      (280)        17,990

Corporate debt
 securities          16,983           -      (101)        16,882

Money market funds   46,928           -         -         46,928
____________________________________________________________________
                   $ 92,568     $     -     $(470)      $ 92,098
====================================================================

December 31, 1998               Available-for-Sale Securities
____________________________________________________________________
                                                       Estimated
                   Amortized   Unrealized  Unrealized    Fair
                      Cost       Gains       Losses     Value
____________________________________________________________________
U.S. Treasury
 securities and
 obligations of
 U.S. government
 agencies          $ 57,602      $  228     $   -       $ 57,830

Collateralized
 mortgage
 obligations and
 asset backed
 securities          32,364          85      (310)        32,139
Corporate debt
 securities          52,896         472         -         53,368

Money market funds   47,091           -         -         47,091
____________________________________________________________________
                   $189,953      $  785    $ (310)      $190,428
====================================================================

   The amortized cost and estimated fair value of securities at December 31, 1999 and 1998, by contractual maturity, are shown below (in thousands). Expected maturities will differ from contractual maturities because the issuers of the securities may have the right to prepay obligations without prepayment penalties.

                                      1999               1998
_____________________________________________________________________________
                                           Estimated             Estimated
                                Amortized    Fair      Amortized    Fair
                                  Cost      Value         Cost     Value
_____________________________________________________________________________
Due in one year or less        $ 60,653   $ 60,649     $110,905   $111,041
Due after one year through
 three years                     31,707     31,244       44,460     44,731
Due after three years through
 five years                         208        205       34,588     34,656
_____________________________________________________________________________
                               $ 92,568   $ 92,098     $189,953   $190,428
=============================================================================

Note 3. Stockholders' Equity

Common Stock Repurchase

     On May 27, 1999, Crescendo's board of directors announced a program under which Crescendo may purchase Crescendo Shares in the open market from time to time using product payments received by ALZA. As of December 31, 1999, Crescendo had purchased 57,272 Crescendo Shares under this program for approximately $1.0 million. The excess of the purchase price of the Crescendo Shares over their stated value has been reflected as a decrease in additional paid-in capital on the accompanying balance sheet. The board of directors has determined that the program will continue in the first quarter of 2000.


Per Share Information

     Basic loss per share is calculated by dividing net loss by the weighted average common shares outstanding for the period. Diluted loss per share is calculated by dividing net loss by the weighted average common shares outstanding for the period plus the dilutive effect of stock options.

     The following table sets forth the computation of Crescendo's basic and diluted loss per share (in thousands, except per share amounts):

                                              Periods from inception
                             Years ended          (June 26, 1997)to
                             December 31,          December 31,
                            1999      1998       1997       1999
____________________________________________________________________
NUMERATOR:
Basic and Diluted
 Net loss              $ (88,443) $(95,795)   $(28,441) $(212,679)

DENOMINATOR:
Basic and Diluted
 Weighted average shares
    outstanding            4,944     4,966       2,511      4,466
====================================================================
Basic and Diluted
 net loss per share     $(17.89)   $(19.29)     $(11.33)  $(47.62)
====================================================================

       The potentially dilutive effect of outstanding options to purchase 100,000 Crescendo Shares in the years ended December 31, 1999 and 1998, and for the periods from inception (June 26, 1997) through December 31, 1997 and 1999, were excluded from the diluted per share calculations as they would have been anti-dilutive for all periods.

Note 4. Arrangements with ALZA Corporation

    On September 29, 1997, ALZA contributed $300 million in cash to Crescendo. On September 30, 1997, all of the then outstanding Crescendo Shares (a total of 4,965,470 shares) were distributed to the holders of ALZA common stock and ALZA's convertible subordinated debentures. Crescendo Shares are traded on The Nasdaq Stock Marketr under the symbol "CNDO." ALZA holds all 1,000 shares of Crescendo Class B Common Stock.

    In connection with ALZA's contribution to Crescendo and the distribution of Crescendo Shares, Crescendo and ALZA entered into a number of agreements, including a Development Agreement, Technology License Agreement, License Option Agreement and Services Agreement, discussed below.

    Crescendo and ALZA have a Development Agreement pursuant to which ALZA conducts product development and related activities on behalf of Crescendo under work plans and cost estimates which have been proposed by ALZA and approved by Crescendo. Crescendo is required to utilize the cash initially contributed to it by ALZA plus interest thereon, less Crescendo's administrative expenses, the Technology Fee paid to ALZA and reserves of up to $2 million (the "Available Funds") to conduct activities under the Development Agreement.

    Under the Development Agreement, Crescendo initially agreed to fund the development of seven identified products (the "Initial Products"). As of December 31, 1999, three of the seven Initial Products (OROS oxybutynin, DUROS leuprolide and OROS methylphenidate) remained in active development and/or had been licensed by ALZA. During the third quarter of 1999, the FDA filed the NDAs for DUROS leuprolide and OROS methylphendidate. For the years ended December 31, 1999 and 1998 and the period from inception (June 26, 1997) through December 31, 1997, Crescendo recorded research and development expenses of $97.7 million, $106.0 million and $32.3 million, respectively. For the period from inception (June 26, 1997) through December 31, 1999, Crescendo recorded research and development expenses of approximately $235.9 million. All periods include a Technology Fee paid by Crescendo to ALZA. These expenses related primarily to the development of the Crescendo Products.

   Crescendo and ALZA have a Technology License Agreement pursuant to which ALZA has granted to Crescendo a worldwide license to use ALZA technology solely to select and develop Crescendo Products, to conduct related activities, and to commercialize such products. In exchange for the license to use existing ALZA technology relating to the Initial Products, Crescendo pays a Technology Fee to ALZA, payable monthly over a period of three years, in the amount of $1 million per month for the first 12 months following the distribution of Crescendo Shares, $667,000 per month for the following 12 months and $333,000 per month for the next 12 months (beginning in September 1999). The Technology Fee will no longer be payable at such time as fewer than two of the Initial Products are being developed by Crescendo and/or have been licensed by ALZA pursuant to the License Option (described below). Crescendo recorded a Technology Fee expense of $6.7 million, $10.7 million, and $4.0 million for the years ended December 31, 1999 and 1998, and for the period from inception (June 26, 1997) through December 31, 1997, respectively which is included in research and development expenses. Three of the seven Initial Products were in active development and/or had been licensed at December 31, 1999.

    Pursuant to the License Option Agreement entered into by Crescendo and ALZA, Crescendo has granted ALZA an option to acquire a license to each Crescendo Product. The License Option for any such Crescendo Product is exercisable on a country-by-country basis at any time until (i) with respect to the United States, 30 days after clearance by the FDA to market such Crescendo Product in the United States and (ii) with respect to any other country, 90 days after the earlier of (a) clearance by the appropriate regulatory agency to market the Crescendo Product in such country and (b) clearance by the FDA to market the Crescendo Product in the United States. The License Option will expire, to the extent not previously exercised, 30 days after the expiration of ALZA's Purchase Option, described below. If and to the extent the License Option is exercised as to any Crescendo Product, ALZA will acquire a perpetual, exclusive license (with the right to sublicense) to develop, make, have made and use the licensed product, and to sell and have sold the licensed product in the country or countries as to which the License Option is exercised.

   Under the License Agreement for each licensed product (a form of which is attached to the License Option Agreement), ALZA will make payments to Crescendo with respect to the licensed product equal to 1% of net sales of the licensed product by ALZA and its sublicensees, distributors and marketing partners, plus an additional 0.1% of such net sales for each full $1 million of Development Costs of the licensed product that have been paid by Crescendo, not to exceed 2.5% of net sales in the first year a licensed product is sold in a major market country, and not to exceed 3% for the following two years. ALZA has the right to buy out Crescendo's right to receive payments for any or all licensed products on a country-by-country or global basis in accordance with a formula set forth in the License Agreement.

   In December 1998, ALZA exercised its option to obtain a worldwide license to OROS oxybutynin (Ditropan XL) from Crescendo. ALZA launched the product in the United States on February 1, 1999.
Under the terms of the license agreement between Crescendo and ALZA, Crescendo will receive payments from ALZA based on worldwide net sales of the product. For the first three years the rates will be 2.5%, 3.0%, and 3.0% of net sales, respectively; thereafter the rate is expected to be between 5.5% and 6.5%, based on the Development Costs of the product to date and future anticipated Development Costs to be paid by Crescendo. Royalty revenue for the year ended December 31, 1999 totaled approximately $2.4 million and was derived from net sales of Ditropan XL in the United States. In 1999, the royalty rate was 2.5% of net sales. Beginning on January 1, 2000 the rate will be increased to 3% of net sales.

   Pursuant to Crescendo's Restated Certificate of Incorporation, ALZA has a Purchase Option which gives ALZA the right to purchase all (but not less than all) of the Crescendo Shares. The Purchase Option is exercisable by written notice to Crescendo at any time until January 31, 2002, provided that such date will be extended for successive six month periods if, as of any July 31 or January 31 beginning with July 31, 2001, Crescendo has not paid (or accrued expenses for) at least 95% of Available Funds pursuant to the Development Agreement. In any event, the Purchase Option will terminate on the 60th day after Crescendo provides ALZA with a statement that, as of the end of any calendar month, there are less than $2.5 million of Crescendo's Available Funds which have not been expended under the Development Agreement, accompanied by a report of Crescendo's independent auditors.

   If the Purchase Option is exercised, the exercise price will be the greatest of:

 (a)(i) 25 times the actual payments made by or due from ALZA to Crescendo under the Development Agreement and the License Agreement for any product (and, in addition, such payments as would have been made by or due from ALZA to Crescendo if ALZA had not previously exercised its payment buy-out option with respect to any such payments) for the four calendar quarters immediately preceding the quarter in which the Purchase Option is exercised (provided, however, that for any product which has not been commercially sold during each of such four calendar quarters, the portion of the exercise price for such product will be 100 times the average of the quarterly payments made by or due from ALZA to Crescendo for each of such calendar quarters during which such product was commercially sold) less (ii) any amounts previously paid to exercise any payment buy-out option;

 (b) the fair market value of one million shares of ALZA common stock;

 (c) $325 million less all amounts paid by or due from Crescendo under the Development Agreement to the date the Purchase Option is exercised; and

 (d) $100 million.

   In each case, the amount payable as the Purchase Option exercise price will be reduced to the extent, if any, that Crescendo's liabilities at the time of exercise (other than liabilities under the Development Agreement, the Technology License Agreement, and the Services Agreement described below) exceed Crescendo's cash and cash equivalents, and short-term and long-term investments (excluding the amount of Available Funds remaining at such time). ALZA may pay the exercise price in cash, in ALZA common stock or in any combination of cash and ALZA common stock.

   Crescendo and ALZA have a Services Agreement pursuant to which ALZA provides certain administrative services, including accounting and legal services, to Crescendo. Specified charges for such services are generally intended to allow ALZA to recover direct costs including fully allocated overheads of providing the services, plus all out of pocket costs and expenses, but without any profit. The Services Agreement originally had a one year term and is renewed automatically for successive one year terms during the term of the Development Agreement, unless terminated by Crescendo at any time upon 60 days' written notice. General and administrative expenses incurred under this agreement for the years ended December 31, 1999 and 1998 and the period from inception (June 16, 1997) through December 31, 1997 were approximately $232,000, $224,000, and $42,000, respectively, and approximately $498,000 for the period from inception (June 26, 1997) through December 31, 1999. Crescendo accrues on a monthly basis these expenses, which include (i) third party direct expenses paid by ALZA on behalf of Crescendo; (ii) actual salaries, including benefits, of ALZA's personnel performing services for Crescendo; and (iii) ALZA's standard administrative overhead charge, calculated as a percent of salaries.

   At December 31, 1999, the amount payable to ALZA was approximately $12.1 million. This payable is comprised of approximately $11.9 million under the Development Agreement and approximately $0.2 million under the Services Agreement. At December 31, 1998, the amount payable to ALZA was approximately $17.6 million. This payable was comprised of approximately $17.4 million under the Development Agreement and approximately $0.2 million under the Services Agreement. The Technology Fee is paid in the month it is accrued.

Note 5. Stock Option Plan

   Crescendo has a stock option plan under which 200,000 shares of Crescendo Class A Common Stock have been reserved for issuance to employees, consultants and directors. During the period from inception (June 26, 1997) through December 31, 1997, options to purchase 50,000 shares were granted to Crescendo's president and chief executive officer at an exercise price of $11.00 per share. Each of the five remaining members of Crescendo's Board of Directors were granted options to purchase 10,000 shares at exercise prices ranging from $11.28 to $11.50 per share in 1997. All outstanding options have an exercise price equal to the fair market value of the Crescendo Class A Common Stock on the date of grant. The options are exercisable in four equal annual installments beginning one year after the date of grant and expire ten years after the date of grant.

     Financial Accounting Standards Board SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), prescribes a fair value method of accounting for stock options. SFAS 123 gives companies a choice of recognizing related compensation expense by adopting the new fair value method or continuing to measure compensation under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). Crescendo has elected to follow APB 25 in accounting for its stock options.

     Had compensation expense for stock options been determined using the fair value method in accordance with SFAS 123, Crescendo's pro forma net loss and net loss per share would have been as follows:

                                               Periods from inception
(In thousands,                Years ended         (June 26,1997)to
 except per share amounts)    December 31,          December 31,
                             1999      1998          1997       1999
______________________________________________________________________
Net loss
 As reported             $ (88,443) $ (95,795)   $ (28,441)  $(212,679)
 Pro forma                 (88,519)   (95,919)     (28,471)   (212,909)
Net loss per share
(basic and diluted)
 As reported              $(17.89)   $(19.29)      $(11.33)   $(47.62)
 Pro forma                 (17.90)    (19.32)       (11.34)    (47.67)

     The historical proforma impact of applying the fair value method is not representative of the impact that may be expected in the future due to additional options that may be granted in the future.

     The fair value for these options was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:
                              1997
______________________________________________________________________
Risk-free interest rate       6.0%
Expected dividend yield       0
Expected volatility          23.0%
Expected life (in years)      3.5

     No options were granted during the years ended December 31, 1999 and 1998.

     Changes in the assumptions can materially affect the fair value estimate and therefore the existing models do not necessarily provide a reliable single measure of the fair value of Crescendo's stock options.

     A summary of Crescendo's stock option activity, and related information for years ended 1999 and 1998 and the period ended 1997, follows:

____________________________________________________________________
                          Options           Weighted Average
                      (in thousands)         Exercise Price
                     1999  1998  1997       1999  1998   1997
____________________________________________________________________
Outstanding-beginning
 of period            100   100     -      $ -    $ -    $ -
Granted                           100       11.23  11.23  11.23
____________________________________________________________________
Outstanding-end
 of period            100   100   100      $11.23 $11.23 $11.23
====================================================================
Exercisable-end
 of year               50    25     -      $11.23 $11.23 $ -

Weighted-average fair
 value of options
 granted during 1997             $2.93

At December 31, 1999, 100,000 shares were available for grant under Crescendo's Stock Option Plan. At December 31, 1999, the weighted average remaining contractual life of the outstanding options was
7.78 years.

Note 6. Dividends

   Crescendo's Restated Certificate of Incorporation prohibits the payment of dividends from Available Funds.

Note 7. Income Taxes

   The provision for income taxes consists of:

                                                Periods from inception
                               Years ended         (June 26, 1997) to
                               December 31,            December 31,
                              1999     1998           1997     1999
______________________________________________________________________
(in thousands)

   Taxes currently payable:
     Federal               $(1,400) $1,919         $   -     $  519
     State                     396     506             -        902
                           ________ ______       _______    _______
        Total             $(1,004)  $2,425         $   -     $1,421
                           ======== ======       =======    =======


   A reconciliation of the provision for income taxes to the federal statutory tax rate (35%) follows:

                                                    Periods from inception
                               Years ended           (June 26, 1997) to
                               December 31,            December 31,
                              1999      1998          1997       1999
__________________________________________________________________________
(in thousands)
Expected tax benefit-
 statutory rate           $ (30,547)  $(32,680)     $  (9,954)  $ (73,181)
State taxes                  (4,991)    (5,340)        (1,621)    (11,952)
Tax effect of capitalized
 expenses which provide no
 current tax benefit         34,534     40,445         11,575      86,554
                            _______    _______        _______     ________
     Total                $  (1,004)  $  2,425      $       -   $   1,421
                            =======    =======        ========    ========

   Taxes receivable consist primarily of research expenditures capitalized for income taxes purposes only. Deferred tax assets of approximately $84.9 million and $52.0 million at December 31, 1999 and 1998, respectively, have been fully offset by a valuation allowance because of Crescendo's lack of earnings history. The valuation allowance for deferred tax assets increased by $32.9 million during the year ended December 31, 1999, $40.4 million for the year ended December 31, 1998 and $11.6 million for the period from inception (June 26, 1997) to December 31, 1997.

Note 8. Quarterly Financial Data (unaudited)

   The net loss and loss per share for the eight quarters beginning with the quarter ended March 31, 1998, and ending with the quarter ended December 31, 1999 were, sequentially, approximately, $17.9 million and $3.60 per share, $25.6 million and $5.16 per share, $25.0 million and $5.03 per share, $27.3 million and $5.50 per share, $19.8 million and $3.99 per share, $29.7 million and $5.98 per share, $19.6 million and $3.97 per share, and $19.4 million and $3.95 per share.

Note 9. Events Subsequent to Date of Independent Auditors Report

   On March 3, 2000, DUROS leuprolide was approved for marketing by the FDA. Also on March 3, 2000, ALZA exercised its option to obtain a worldwide license to DUROS leuprolide from Crescendo. Under the terms of the license agreement between Crescendo and ALZA, Crescendo will receive payments from ALZA based on worldwide net sales of the product. For the first three years the rates will be 2.5%, 3.0%, and 3.0% of net sales, respectively; thereafter the rate is expected to be between 7.5% and 8.5%, based on the Development Costs to date and future anticipated Development Costs to be paid by Crescendo.

   Between January 1, 2000 and March 9, 2000, Crescendo purchased an additional 36,925 Crescendo Shares under the stock repurchase program for approximately $0.7 million, using the product payments received by Crescendo from ALZA in December of 1999.



THE BOARD OF DIRECTORS AND STOCKHOLDERS
CRESCENDO PHARMACEUTICALS CORPORATION


We have audited the accompanying balance sheets of Crescendo Pharmaceuticals Corporation (a development stage company) as of December 31, 1999 and 1998, and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 1999 and 1998 and for the periods from inception (June 26, 1997) to December 31, 1997 and December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.
An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Crescendo Pharmaceuticals Corporation (a development stage company) at December 31, 1999 and 1998, and the results of its operations and its cash flows for the years ended December 31, 1999 and 1998 and for the periods from inception (June 26, 1997) to December 31, 1997 and December 31, 1999, in conformity with accounting principles generally accepted in the United States.


                                                 /s/ ERNST & YOUNG LLP


Palo Alto, California
February 4, 2000